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                                                                     Exhibit 8.1


                              LIST OF SUBSIDIARIES

     The following is a list of all of Novel Denim's significant subsidiaries as of August 31, 2004, including the name, country of incorporation or residence and of ownership interest and voting power held.

                                                   Country of                          Percentage
                                                  incorporation                       of ownership,
Name of Subsidiary                                or residence                       voting interest
------------------                                ------------                       ---------------
Novel Textiles Ltd.                                 Mauritius                            100.0%
Novel Denim (HK) Ltd.                               Hong Kong                            100.0%
Novel Garments (Mauritius) Ltd.                     Mauritius                            100.0%
Nomacotex Ltd.                                      Jersey                               100.0%
Novel Garments International Ltd.                   Jersey                               100.0%
Byren Trading Ltd.                                  Jersey                               100.0%
Novel Garments (Madagascar) S.A.                    Madagascar                           100.0%
Novel Spinner (S.A.)(Pty) Ltd.                      South Africa                         100.0%
Novel Weavers (S.A.)(Pty) Ltd.                      South Africa                         100.0%
Battel Ltd.                                         British Virgin Islands               100.0%
Kotten Ltd.                                         British Virgin Islands               100.0%
Good Port Finance Ltd.                              British Virgin Islands               100.0%
Novel Dyers (S.A.) (Pty) Ltd.                       South Africa                         100.0%
Novel Garments (S.A.) (Pty) Ltd.                    South Africa                         100.0%
NDP Holdings Ltd.                                   British Virgin Islands               100.0%
NDP Investment Ltd.                                 British Virgin Islands               100.0%
Noveltex Trading Ltd.                               Hong Kong                            100.0%
NDP Trading Ltd.                                    Hong Kong                            100.0%
NDP Fabrics Ltd.                                    Hong Kong                            100.0%
Income Pearl Ltd.                                   Hong Kong                            100.0%
Novel Dyeing and Printing Mills Ltd.                China                                100.0%
